Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current prospectus or summary prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the prospectus or summary prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Semiannual Report March 31, 2011 Eaton Vance National Municipal Income Fund

Table of Contents
Performance and Fund Profile	2
Endnotes and Additional Disclosures	3
Fund Expenses	4
Financial Statements	5
Officers and Trustees	30
Important Notices	31

Eaton Vance National Municipal Income Fund March 31, 2011 Performance[1] Portfolio Manager Thomas M. Metzold, CFA

Class A	Class B	Class C	Class I
Symbol	EANAX	EVHMX	ECHMX	EIHMX
Inception Dates	4/5/94	12/19/85	12/3/93	7/1/99

% Average Annual Total Returns at net asset value (NAV)
Six Months	-11.08	-11.41	-11.41	-10.97
One Year	-5.02	-5.73	-5.73	-4.78
Five Years	-0.40	-1.14	-1.14	-0.15
10 Years	3.60	2.97	2.84	3.86
Since Inception	5.02	5.18	3.55	4.00

% SEC Average Annual Total Returns with maximum sales charge
Six Months	-15.30	-15.72	-12.27	-10.97
One Year	-9.52	-10.21	-6.62	-4.78
Five Years	-1.36	-1.46	-1.14	-0.15
10 Years	3.10	2.97	2.84	3.86
Since Inception	4.72	5.18	3.55	4.00
% Maximum Sales Charge	4.75	5.00	1.00	N.A.

% Total Annual Operating
Expense Ratios[2]	Class A	Class B	Class C	Class I
0.80	1.55	1.55	0.55

% Distribution Rates/Yields	Class A	Class B	Class C	Class I
Distribution Rate[3]	6.07	5.31	5.31	6.32
Taxable-Equivalent Distribution Rate[3,4]	9.34	8.17	8.17	9.72
SEC 30-day Yield[5]	5.97	5.50	5.50	6.52
Taxable-Equivalent SEC 30-day Yield[4,5]	9.18	8.46	8.46	10.03

% RIB Leverage[6]	14.64

Comparative Performance 9/30/10 - 3/31/11[7]	% Return
Barclays Capital Municipal Bond Index	-3.68*
Barclays Capital Long (22+) Municipal Bond Index	-7.94*
Lipper General Municipal Debt Funds Classification	-4.78*

* Source: Lipper.

Fund Profile

The rating distribution bar chart includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1 to the Fund’s financial statements. Absent such securities, the Fund’s rating distribution as of 3/31/11 is as follows (in %):8

AAA	9.6	BB	0.8
AA	44.5	B	4.0
A	21.6	CC	0.4
BBB	15.5	Not Rated	3.6

See Endnotes and Additional Disclosures on page 3.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, current Fund performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

Eaton Vance National Municipal Income Fund March 31, 2011

Endnotes and Additional Disclosures

1. Six-month returns are cumulative. All other returns are presented on an average annual basis. Total Returns are shown at NAV and do not include applicable sales charges. If sales charges were deducted, the returns would be lower. SEC Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Total Returns for Class B reflect the applicable contingent deferred sales charges (CDSC) based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are not subject to a sales charge. Performance reflects the effects of leverage.

2. Source: Prospectus dated 2/1/11, as revised or supplemented. Expense Ratio includes interest expense relating to the Fund’s liability with respect to Floating Rate Notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions and, as a result, NAV and performance have not been affected by this expense. The Fund’s interest expense ratio was 0.13%.

3. Distribution Rate is the last regular distribution per share in the period (annualized) divided by the Fund NAV at the end of the period.

4. Taxable-equivalent figure assumes maximum federal income tax rate. A lower income tax rate would result in lower tax-equivalent figures. The maximum federal income tax rate was 35.00% as of 3/31/11.

5. Fund SEC 30-day yields are calculated by dividing net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result.

6. The Fund employs leverage through the use of residual interest bond (RIB) financing. Leverage provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of NAV). See “Floating Rate Notes Issued in Conjunction with Securities Held” in Note 1 to the financial statements for more information on RIB investments. RIB leverage represents the amount of Floating Rate Notes outstanding as of 3/31/11 as a percentage of Fund net assets plus Floating Rate Notes. Floating Rate Notes reflect the effect of RIBs purchased in secondary market transactions.

7. It is not possible to invest directly in an Index or a Lipper Classification. Total returns shown for an Index do not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in an Index. The Barclays Capital Municipal Bond Index is an unmanaged index of municipal bonds traded in the U.S. The Barclays Capital Long (22+) Municipal Bond Index is an unmanaged index of municipal bonds traded in the U.S. with maturities of 22 years or more. The Lipper total return is the average total return, at NAV, of funds that are in the Fund’s Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. Index and Lipper returns are available as of month end only.

8. Rating Distribution is determined by dividing the total market value of Fund issues by its total investments. Ratings are based on Moody’s, S&P or Fitch, as applicable. Credit ratings are based largely on the rating agency’s investment analysis at the time of rating and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition.  The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied.

Eaton Vance National Municipal Income Fund March 31, 2011

Fund Expenses

Example: As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (October 1, 2010 –March 31, 2011).

Actual Expenses: The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning	Ending	Expenses Paid	Annualized
	Account Value	Account Value	During Period*	Expense
	(10/1/10)	(3/31/11)	(10/1/10 – 3/31/11)	Ratio

Actual
Class A	$1,000.00	$ 889.20	$3.91	0.83%
Class B	$1,000.00	$ 885.90	$7.43	1.58%
Class C	$1,000.00	$ 885.90	$7.43	1.58%
Class I	$1,000.00	$ 890.30	$2.69	0.57%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.80	$4.18	0.83%
Class B	$1,000.00	$1,017.10	$7.95	1.58%
Class C	$1,000.00	$1,017.10	$7.95	1.58%
Class I	$1,000.00	$1,022.10	$2.87	0.57%

*	Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2010.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited)

Tax-Exempt Investments — 114.3%

Principal Amount
Security	(000’s omitted)	Value

Bond Bank — 0.5%

Rickenbacker Port Authority, OH, Oasbo Expanded
Asset Pool Loan, 5.375%, 1/1/32	$ 25,530	$ 24,420,722
		$ 24,420,722

Cogeneration — 0.8%

Maryland Energy Financing Administration,
(AES Warrior Run), (AMT), 7.40%, 9/1/19	$ 22,150	$ 22,146,013
Pennsylvania Economic Development Financing
Authority, (Northampton Generating), (AMT),
6.50%, 1/1/13	1,300	820,248
Pennsylvania Economic Development Financing
Authority, (Northampton Generating), (AMT),
6.60%, 1/1/19	21,950	12,051,648
Pennsylvania Economic Development Financing
Authority, (Northampton Generating), Junior Liens,
(AMT), 6.875%, 1/1/11(1)	1,500	369,000
Pennsylvania Economic Development Financing
Authority, (Northampton Generating), Junior Liens,
(AMT), 6.95%, 1/1/21(1)	5,000	1,241,600
		$ 36,628,509

Education — 3.6%

California Educational Facilities Authority, (Claremont
McKenna College), 5.00%, 1/1/39	$ 15,095	$ 14,282,285
Colorado Educational and Cultural Facilities
Authority, (Kent Denver School), 5.125%, 10/1/39	210	196,871
Houston, TX, Higher Educational Finance Corp.,
(Rice University), 4.50%, 11/15/37	17,605	16,700,983
Houston, TX, Higher Educational Finance Corp.,
(Rice University), 4.50%, 5/15/42	21,730	20,298,862
Massachusetts Health and Educational Facilities
Authority, (Massachusetts Institute of Technology),
5.50%, 7/1/36	4,750	5,009,160
Missouri Health and Educational Facilities Authority,
(Washington University), 5.375%, 3/15/39(2)	45,615	47,354,300
New York Dormitory Authority, (Vassar College),
4.25%, 7/1/39	13,535	11,682,465
North Carolina Capital Facilities Finance Agency,
(Duke University), 5.00%, 10/1/38(2)	15,000	14,966,700
Oregon Facilities Authority, (Lewis & Clark College),
5.625%, 10/1/36	14,470	14,421,381
Oregon Facilities Authority, (Reed College),
4.75%, 7/1/32	1,570	1,556,404
Oregon Facilities Authority, (Reed College),
5.00%, 7/1/29	1,090	1,133,720

	Principal Amount
Security	(000’s omitted)	Value

Education (continued)
Oregon Facilities Authority, (Reed College),
5.125%, 7/1/41	$ 8,485	$ 8,515,291
University of Minnesota, 5.25%, 12/1/31	6,000	6,419,640
		$ 162,538,062

Electric Utilities — 2.6%
Brazos River Authority, TX, Pollution Control
Revenue, (Texas Energy Co.), (AMT),
8.25%, 5/1/33	$ 19,330	$ 5,616,525
Long Island, NY, Electric Power Authority,
5.75%, 4/1/39	12,050	12,376,193
Matagorda County, TX, Navigation District No. 1,
(Reliant Energy), (AMT), 5.95%, 5/1/30	5,000	4,611,700
San Antonio, TX, (Electric and Gas Systems),
5.00%, 2/1/34(2)	41,100	41,375,370
Vernon, CA, Electric System Revenue,
5.125%, 8/1/21	50,925	51,240,735
		$ 115,220,523

Escrowed / Prerefunded — 0.1%
Bexar County, TX, Health Facilities, (St. Luke’s
Lutheran), Escrowed to Maturity, 7.00%, 5/1/21	$ 2,400	$ 3,146,424
Dawson Ridge, CO, Metropolitan District No. 1,
Escrowed to Maturity, 0.00%, 10/1/22	3,000	1,949,610
		$ 5,096,034

General Obligations — 10.2%
Aldine, TX, Independent School District,
(PSF Guaranteed), 4.00%, 2/15/36	$ 9,600	$ 9,001,824
Clark County, NV, 5.00%, 6/1/38(2)	94,200	89,498,478
Conroe Independent School District, TX,
(PSF Guaranteed), 5.25%, 2/15/33(3)	12,840	13,417,929
Maricopa County, AZ, Community College District,
3.00%, 7/1/23	16,795	14,946,710
Newton, MA, 5.00%, 4/1/36	5,275	5,377,757
Newton, MA, 5.00%, 4/1/39(3)	11,480	11,665,402
Port Authority of Houston, TX, Harris County, (AMT),
5.625%, 10/1/38(4)	10,000	10,158,800
Port Authority of Houston, TX, Harris County, (AMT),
5.625%, 10/1/38(2)	41,620	42,280,926
Salem-Keizer, OR, School District No. 24J,
0.00%, 6/15/24	8,785	4,711,571
Salem-Keizer, OR, School District No. 24J,
0.00%, 6/15/25	12,385	6,201,417
Salem-Keizer, OR, School District No. 24J,
0.00%, 6/15/26	12,055	5,563,985

5	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited) — continued

Principal Amount
Security	(000’s omitted)	Value

General Obligations (continued)
Salem-Keizer, OR, School District No. 24J,
0.00%, 6/15/27	$ 10,790	$ 4,600,532
San Francisco, CA, Bay Area Rapid Transit District,
(Election of 2004), 4.75%, 8/1/37(2)	36,300	35,002,638
Santa Clara County, CA, (Election of 2008),
5.00%, 8/1/39(2)(4)	57,400	56,498,246
Shoreline School District No. 412, King County, WA,
3.50%, 12/1/27	9,520	8,164,923
Shoreline School District No. 412, King County, WA,
3.50%, 12/1/28	9,975	8,460,795
Shoreline School District No. 412, King County, WA,
3.75%, 12/1/29	5,950	5,196,433
Texas, (Transportation Commission-Mobility Fund),
4.50%, 4/1/33(2)	40,875	39,354,450
Texas, (Transportation Commission-Mobility Fund),
4.50%, 4/1/33(3)	52,960	50,989,888
Washington, 5.00%, 2/1/31	15,720	16,006,261
Washington, 5.00%, 2/1/33	21,255	21,360,212
		$ 458,459,177

Health Care – Miscellaneous — 0.1%
Tax Revenue Exempt Securities Trust, Community
Health Provider, (Pooled Loan Program Various
States Trust Certificates), 5.50%, 12/1/36(5)	$ 1,115	$ 1,123,894
Tax Revenue Exempt Securities Trust, Community
Health Provider, (Pooled Loan Program Various
States Trust Certificates), 5.875%, 12/1/36(5)	1,196	1,206,303
		$ 2,330,197

Hospital — 16.6%
Alabama Special Care Facilities Financing Authority,
(Ascension Health), 5.00%, 11/15/39(2)	$ 34,260	$ 31,919,014
California Health Facilities Financing Authority,
(Catholic Healthcare West), 5.625%, 7/1/32	18,600	18,092,778
California Health Facilities Financing Authority,
(Providence Health System), 5.50%, 10/1/39(2)(4)	36,700	36,026,555
California Health Facilities Financing Authority,
(Sutter Health), 5.25%, 11/15/46	49,110	42,361,304
California Statewide Communities Development
Authority, (John Muir Health), 5.00%, 7/1/29	10,670	9,954,683
California Statewide Communities Development
Authority, (John Muir Health), 5.125%, 7/1/39	19,735	17,692,033
California Statewide Communities Development
Authority, (Kaiser Permanente), 5.00%, 3/1/41	68,335	56,912,121
California Statewide Communities Development
Authority, (Sutter Health), 5.25%, 11/15/48	59,525	51,416,504
Camden County, NJ, Improvement Authority,
(Cooper Health System), 5.00%, 2/15/25	5,015	4,396,400

Principal Amount
Security	(000’s omitted)	Value

Hospital (continued)
Camden County, NJ, Improvement Authority,
(Cooper Health System), 5.00%, 2/15/35	$ 12,725	$ 9,926,136
Camden County, NJ, Improvement Authority,
(Cooper Health System), 5.25%, 2/15/27	14,030	12,321,006
Colorado Health Facilities Authority, (Catholic Health
Initiatives), 4.50%, 9/1/38	3,050	2,526,956
Colorado Health Facilities Authority, (Parkview
Medical Center), 5.00%, 9/1/37	350	300,181
Fairfax County, VA, Industrial Development Authority,
(Inova Health System), 5.50%, 5/15/35	10,850	10,969,567
Fairfax County, VA, Industrial Development Authority,
(Inova Health System), 5.50%, 5/15/35(2)	34,020	34,394,900
Highlands County, FL, Health Facilities Authority,
(Adventist Health System), 5.25%, 11/15/36	28,195	26,350,765
Illinois Finance Authority, (Provena Healthcare),
7.75%, 8/15/34	53,260	57,039,330
Kansas Development Finance Authority, (Adventist
Health System), 5.75%, 11/15/38	1,000	1,030,750
Maryland Health and Higher Educational Facilities
Authority, (MedStar Health), 4.75%, 5/15/42	13,990	11,222,638
Massachusetts Development Finance Agency,
(Tufts Medical Center), 6.75%, 1/1/36(6)	7,510	7,519,538
Michigan Hospital Finance Authority, (Henry Ford
Health System), 5.00%, 11/15/38	480	393,394
Michigan Hospital Finance Authority, (Henry Ford
Health System), 5.25%, 11/15/46	18,900	15,609,321
New York Dormitory Authority, (Memorial Sloan-
Kettering Cancer Center), 5.00%, 7/1/36	20,805	19,968,015
New York Dormitory Authority, (NYU Hospital Center),
5.625%, 7/1/37	12,795	12,310,453
Oneida County, NY, Industrial Development Agency,
(Elizabeth Medical Center), 6.00%, 12/1/29	4,000	3,519,800
Orange County, FL, Health Facilities Authority,
(Orlando Health, Inc.), 5.125%, 10/1/26	2,545	2,428,948
Orange County, FL, Health Facilities Authority,
(Orlando Health, Inc.), 5.375%, 10/1/23	4,150	4,242,296
Orange County, FL, Health Facilities Authority,
(Orlando Health, Inc.), 5.375%, 10/1/41	41,400	35,888,418
South Miami, FL, Health Facilities Authority,
(Baptist Health), 5.00%, 8/15/37(2)	63,000	56,621,250
South Miami, FL, Health Facilities Authority,
(Baptist Health), 5.00%, 8/15/42(2)	75,000	66,273,000
Sullivan County, TN, Health, Educational and
Facilities Board, (Wellmont Health System),
Variable Rate, 5.44%, 9/1/32(7)	23,690	22,505,500
Tarrant County, TX, Cultural Education Facilities
Finance Corp., (Scott & White Healthcare),
5.25%, 8/15/40	29,430	26,735,389
Washington Township Health Care District,
6.25%, 7/1/39	16,675	16,241,950

6	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited) — continued

	Principal Amount
Security	(000’s omitted)	Value

Hospital (continued)
West Virginia Hospital Finance Authority,
(United Health System), 5.50%, 6/1/34	$ 5,730	$ 5,611,962
Wisconsin Health and Educational Facilities
Authority, (Wheaton Franciscan Healthcare
System), 5.125%, 8/15/30	8,475	7,326,468
Wisconsin Health and Educational Facilities
Authority, (Wheaton Franciscan Healthcare
System), 5.25%, 8/15/31	8,865	7,712,727
		$ 745,762,050

Housing — 3.0%
Arkansas Development Finance Authority, MFMR,
(Park Apartments), (AMT), 5.95%, 12/1/28	$ 6,345	$ 3,887,201
Denver, CO, City and County, Multi-Family Housing,
(Bank Lofts), (FHA), (AMT), 6.15%, 12/1/16	625	625,963
Lake Creek, CO, (Affordable Housing Corp.),
6.25%, 12/1/23	8,165	8,275,962
New Hampshire Housing Finance Authority, Multi-
Family Housing, (AMT), 6.20%, 7/1/36	14,170	11,203,369
New Jersey Housing and Mortgage Finance Agency,
Single Family Housing, (AMT), 4.625%, 10/1/27	19,385	18,133,892
Texas Student Housing Corp., (University of Northern
Texas), 6.85%, 7/1/31	10,640	7,364,795
Virginia Housing Development Authority, (AMT),
4.90%, 1/1/33	21,255	19,980,550
Virginia Housing Development Authority, (AMT),
5.20%, 10/1/26(2)	23,335	23,398,471
Virginia Housing Development Authority, (AMT),
Variable Rate, 23.378%, 10/1/35(5)(8)(9)	6,940	6,438,238
Virginia Housing Development Authority, Series A,
(AMT), 5.10%, 10/1/35	18,345	17,309,792
Virginia Housing Development Authority, Series A1,
(AMT), 5.10%, 10/1/35(4)	18,750	17,691,937
		$ 134,310,170

Industrial Development Revenue — 7.2%
Austin, TX, (CargoPort Development LLC), (AMT),
8.30%, 10/1/21	$ 6,075	$ 6,093,529
Broward County, FL, (Lynxs CargoPort), (AMT),
6.75%, 6/1/19	1,805	1,580,909
Capital Trust Agency, FL, (Fort Lauderdale Project),
(AMT), 5.75%, 1/1/32	2,460	2,019,808
Colorado Housing and Finance Authority, (Waste
Management, Inc.), (AMT), 5.70%, 7/1/18	500	530,695
Denver, CO, City and County, (United Airlines),
(AMT), 5.25%, 10/1/32	12,360	10,009,128
Denver, CO, City and County, (United Airlines),
(AMT), 5.75%, 10/1/32	33,290	28,798,846

Principal Amount
Security	(000’s omitted)	Value

Industrial Development Revenue (continued)
Hardeman County, TN, (Correctional Facilities Corp.),
7.75%, 8/1/17	$ 4,570	$ 4,382,493
Hawaii Department of Transportation, (Continental
Airlines), (AMT), 7.00%, 6/1/20	10	9,992
Houston, TX, Airport System, (Continental Airlines),
(AMT), 6.75%, 7/1/29	40,000	39,040,800
Mississippi Business Finance Corp., (Air Cargo),
(AMT), 7.25%, 7/1/34	175	137,701
New Jersey Economic Development Authority,
(Continental Airlines), (AMT), 6.25%, 9/15/29	10,360	9,451,635
New Jersey Economic Development Authority,
(Continental Airlines), (AMT), 9.00%, 6/1/33	4,950	5,145,971
New Jersey Economic Development Authority, (New
Jersey-American Water Co., Inc.), (AMT),
5.70%, 10/1/39	53,150	52,122,610
New York Liberty Development Corp., (Goldman
Sachs Group, Inc.), 5.50%, 10/1/37(10)	49,635	49,292,518
New York, NY, Industrial Development Agency,
(American Airlines, Inc. – JFK International
Airport), (AMT), 7.625%, 8/1/25	36,000	36,238,680
New York, NY, Industrial Development Agency,
(American Airlines, Inc. – JFK International
Airport), (AMT), 7.75%, 8/1/31	9,400	9,487,138
New York, NY, Industrial Development Agency,
(American Airlines, Inc. – JFK International
Airport), (AMT), 8.00%, 8/1/28	12,000	12,329,760
New York, NY, Industrial Development Agency,
(American Airlines, Inc. – JFK International
Airport), (AMT), 8.50%, 8/1/28	12,500	12,771,750
St. John Baptist Parish, LA, (Marathon Oil Corp.),
5.125%, 6/1/37	50,000	46,047,500
		$ 325,491,463

Insured – Electric Utilities — 2.4%

Hawaii Department of Budget and Finance,
(Hawaiian Electric Co.), (FGIC), (AMT),
4.60%, 5/1/26	$ 41,725	$ 35,205,886
Long Island, NY, Power Authority, (BHAC),
5.50%, 5/1/33	36,660	38,236,380
Matagorda County, TX, Navigation District No. 1,
(AEP Texas Central Co.), (NPFG), (AMT),
5.20%, 5/1/30	38,190	35,731,328
		$ 109,173,594

Insured – General Obligations — 4.8%

Clark County, NV, (AMBAC), (BHAC), 3.50%, 11/1/27	$ 23,060	$ 19,446,267
District of Columbia, (FGIC), (NPFG), 4.50%, 6/1/37	68,385	59,680,273
District of Columbia, (FGIC), (NPFG), 4.75%, 6/1/33	66,235	62,045,636

7	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited) — continued

Principal Amount
Security	(000’s omitted)	Value

Insured – General Obligations (continued)
Frisco, TX, Independent School District, (AGM),
(PSF Guaranteed), 3.75%, 8/15/38	$ 11,805	$ 9,654,955
Geary County, KS, (XLCA), 3.50%, 9/1/31	870	677,887
Geary County, KS, Unified School District No. 475,
(NPFG), 3.00%, 9/1/26	4,775	3,743,743
Kendall Kane and Will Counties, IL, Community Unit
School District No. 308, (AGM), 0.00%, 2/1/21	13,625	8,115,595
Los Angeles, CA, Unified School District, (Election of
2005), (AGM), 4.75%, 7/1/32(2)	51,625	46,953,970
San Juan, CA, Unified School District, (AGM),
0.00%, 8/1/24	10,430	4,622,055
Texas, (Transportation Commission-Mobility Fund),
(FGIC), (NPFG), 4.50%, 4/1/35	2,740	2,629,277
		$ 217,569,658

Insured – Hospital — 1.1%
Henrico County, VA, Economic Development
Authority, (Bon Secours Health System, Inc.),
(AGC), 4.50%, 11/1/42	$ 1,615	$ 1,331,535
Maryland Health and Higher Educational Facilities
Authority, (LifeBridge Health), (AGC),
4.75%, 7/1/47(2)	38,800	31,554,876
Medford, OR, Hospital Facilities Authority, (Asante
Health System), (AGM), 5.50%, 8/15/28	12,000	12,448,440
Wisconsin Health and Educational Facilities
Authority, (Ministry Health Care), (NPFG),
5.125%, 2/15/22	5,000	4,982,800
		$ 50,317,651

Insured – Housing — 0.2%
Rhode Island Housing and Mortgage Finance Corp.,
(Rental Housing Program), (AGM), (AMT),
5.50%, 10/1/49	$ 9,815	$ 8,865,104
		$ 8,865,104

Insured – Industrial Development Revenue — 0.2%
Indiana Finance Authority, (Indiana-American Water
Company, Inc.), (AMBAC), 4.875%, 10/1/36	$ 12,770	$ 10,378,690
		$ 10,378,690

Insured – Lease Revenue / Certificates of Participation — 1.5%
Hudson Yards Infrastructure Corp., NY, (NPFG),
4.50%, 2/15/47	$ 85,650	$ 63,426,395
Louisiana Local Government Environmental Facilities
and Community Development Authority, (BRCC
Facilities Corp.), (NPFG), 5.00%, 12/1/32	1,075	1,015,144

Principal Amount
Security	(000’s omitted)	Value

Insured – Lease Revenue / Certificates of Participation (continued)
Phoenix, AZ, Civic Improvement Corp., (Civic Plaza
Expansion Project), (BHAC), (FGIC), 5.50%,
(0.00% until 7/1/13), 7/1/32	$ 1,000	$ 902,240
		$ 65,343,779

Insured – Other Revenue — 5.5%

Golden State Tobacco Securitization Corp., CA,
(AGC), 5.00%, 6/1/45	$ 65,325	$ 54,485,623
Golden State Tobacco Securitization Corp., CA,
(AGM), 0.00%, 6/1/25	46,605	19,344,803
Golden State Tobacco Securitization Corp., CA,
(AGM), 0.00%, 6/1/26	50,700	19,524,063
Harris County-Houston, TX, Sports Authority, (NPFG),
0.00%, 11/15/34	68,155	9,626,212
Harris County-Houston, TX, Sports Authority, (NPFG),
0.00%, 11/15/41	25,000	2,004,500
Louisiana Local Government Environmental Facilities
and Community Development Authority, (Capital
Projects and Equipment Acquisition), (AMBAC),
(BHAC), 4.50%, 12/1/18	1,000	1,073,860
New York, NY, Industrial Development Agency,
(Queens Baseball Stadium), (AGC),
6.375%, 1/1/39	11,725	12,040,402
New York, NY, Industrial Development Agency,
(Queens Baseball Stadium), (AGC),
6.50%, 1/1/46	6,085	6,283,980
New York, NY, Industrial Development Agency,
(Yankee Stadium), (AGC), 7.00%, 3/1/49	50,000	53,726,500
New York, NY, Industrial Development Agency,
(Yankee Stadium), (NPFG), 4.75%, 3/1/46	51,900	41,101,167
New York, NY, Transitional Finance Authority, (FGIC),
(NPFG), 4.25%, 1/15/34	31,670	27,674,196
		$ 246,885,306

Insured – Special Tax Revenue — 8.1%

Castlewood Ranch, CO, Metropolitan District, (XLCA),
4.25%, 12/1/34	$ 1,000	$ 696,550
Denver, CO, City and County, Excise Tax Revenue,
(AGC), 6.00%, 9/1/23	500	560,110
Denver, CO, Convention Center Hotel Authority,
(Convention Center Hotel), (XLCA),
4.75%, 12/1/35	500	371,025
Illinois Sports Facility Authority, (AMBAC),
0.00%, 6/15/23	13,305	6,553,378
Illinois Sports Facility Authority, (AMBAC),
0.00%, 6/15/24	31,010	14,252,816
Illinois Sports Facility Authority, (AMBAC),
0.00%, 6/15/25	9,500	4,046,430

8	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited) — continued

Principal Amount
Security	(000’s omitted)	Value

Insured – Special Tax Revenue (continued)
Louisiana Gas and Fuels Tax, (FGIC), (NPFG),
4.50%, 5/1/41	$ 17,735	$ 15,648,477
Massachusetts, Special Obligation, Dedicated Tax
Revenue, (FGIC), (NPFG), 5.50%, 1/1/29	11,000	11,502,370
Massachusetts, Special Obligation, Dedicated Tax
Revenue, (FGIC), (NPFG), 5.50%, 1/1/30	3,080	3,202,707
McKay Landing Metropolitan District No. 2, CO,
(AMBAC), 4.25%, 12/1/36	665	448,669
Metropolitan Pier and Exposition Authority, IL,
(McCormick Place Expansion), (NPFG),
0.00%, 12/15/24	14,715	6,766,987
Metropolitan Pier and Exposition Authority, IL,
(McCormick Place Expansion), (NPFG),
0.00%, 12/15/32	106,655	26,607,223
Miami-Dade County, FL, Professional Sports
Franchise Facilities, (AGC), 0.00%, 10/1/35	84,310	16,814,786
Miami-Dade County, FL, Professional Sports
Franchise Facilities, (AGC), 0.00%, 10/1/44	218,400	23,172,240
Miami-Dade County, FL, Professional Sports
Franchise Facilities, (AGC), 0.00%, 10/1/45	156,345	15,359,333
Miami-Dade County, FL, Professional Sports
Franchise Facilities, (AGC), 0.00%, 10/1/48	70,970	5,509,401
Miami-Dade County, FL, Professional Sports
Franchise Facilities, (AGC), 0.00%, 4/1/49	189,025	14,129,619
New York Convention Center Development Corp.,
Hotel Occupancy Tax, (AMBAC), 4.75%, 11/15/45	28,350	23,906,421
Puerto Rico Sales Tax Financing Corp., (AMBAC),
0.00%, 8/1/54	1,734,580	86,156,589
Puerto Rico Sales Tax Financing Corp., (NPFG),
0.00%, 8/1/44	159,245	16,704,800
Puerto Rico Sales Tax Financing Corp., (NPFG),
0.00%, 8/1/45	315,735	30,676,813
Puerto Rico Sales Tax Financing Corp., (NPFG),
0.00%, 8/1/46	250,200	22,505,490
Regional Transportation Authority, LA, (FGIC),
(NPFG), 0.00%, 12/1/21	6,800	3,809,292
San Jose, CA, Redevelopment Agency, (Merged Area
Redevelopment Project), (XLCA), 4.25%, 8/1/36	20,760	13,408,884
		$ 362,810,410

Insured – Student Loan — 2.3%
Massachusetts Educational Financing Authority,
(AGC), (AMT), 6.35%, 1/1/30	$ 54,960	$ 56,054,254
Massachusetts Educational Financing Authority,
(AMBAC), (AMT), 4.70%, 1/1/27	4,815	4,312,410
Massachusetts Educational Financing Authority,
(AMBAC), (AMT), 4.70%, 1/1/33	49,865	42,230,668
		$ 102,597,332

Principal Amount
Security	(000’s omitted)	Value

Insured – Transportation — 9.1%
Alabama Port Authority, (NPFG), (AMT),
4.50%, 10/1/36	$ 36,890	$ 27,891,053
Chicago, IL, (O’Hare International Airport), (AGM),
4.50%, 1/1/38	35,365	29,657,443
Dallas-Fort Worth, TX, International Airport, (AGM),
(AMBAC), 5.00%, 11/1/32	15,125	14,429,099
E-470 Public Highway Authority, CO, (NPFG),
0.00%, 9/1/37	13,335	1,617,135
E-470 Public Highway Authority, CO, (NPFG),
0.00%, 9/1/38	22,385	2,502,195
Miami-Dade County, FL, (Miami International
Airport), (AGC), (CIFG), (AMT), 5.00%, 10/1/38	8,255	7,085,762
Miami-Dade County, FL, (Miami International
Airport), (AGM), (AMT), 5.25%, 10/1/41	52,480	46,369,754
North Texas Tollway Authority, (AGC), 0.00%, 1/1/33	104,265	26,267,482
North Texas Tollway Authority, (AGC), 6.20%, (0.00%
until 1/1/15), 1/1/42	58,690	44,625,528
North Texas Tollway Authority, (BHAC),
5.75%, 1/1/48	27,420	27,462,775
Port Authority of New York and New Jersey, (AGC),
(AMT), 4.50%, 9/1/35	15,310	13,480,761
Port Authority of New York and New Jersey, (AGM),
(AMT), 4.25%, 12/1/32	16,400	14,167,468
Port Authority of New York and New Jersey, (AGM),
(AMT), 4.50%, 12/1/36	10,115	8,826,248
San Jose, CA, Airport, (AGM), (AMBAC), (BHAC),
(AMT), 5.00%, 3/1/37	38,705	33,991,118
San Jose, CA, Airport, (AGM), (AMBAC), (BHAC),
(AMT), 5.00%, 3/1/47	21,420	21,494,756
Tampa-Hillsborough County, FL, Expressway
Authority, (AGM), (AMBAC), 4.00%, 7/1/34	10,105	8,272,458
Texas Turnpike Authority, (Central Texas Turnpike
System), (AMBAC), 0.00%, 8/15/22	46,300	23,318,995
Texas Turnpike Authority, (Central Texas Turnpike
System), (AMBAC), 0.00%, 8/15/32	31,045	6,692,681
Texas Turnpike Authority, (Central Texas Turnpike
System), (AMBAC), 0.00%, 8/15/34	119,480	21,863,645
Texas Turnpike Authority, (Central Texas Turnpike
System), (AMBAC), 0.00%, 8/15/35	30,935	5,214,713
Texas Turnpike Authority, (Central Texas Turnpike
System), (AMBAC), 5.75%, 8/15/38	25,015	23,491,837
		$ 408,722,906

Insured – Water and Sewer — 0.4%
Fernley, NV, (Water and Sewer System), (AGC),
5.00%, 2/1/38	$ 1,260	$ 1,147,457
Louisville and Jefferson County, KY, Metropolitan
Sewer District and Drainage System, (AGC),
4.25%, 5/15/38	5,570	4,729,766

9	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited) — continued

Principal Amount
Security	(000’s omitted)	Value

Insured – Water and Sewer (continued)
Spartanburg, SC, Sanitation Sewer District, (NPFG),
4.00%, 3/1/40	$ 16,570	$ 13,296,596
		$ 19,173,819

Lease Revenue / Certificates of Participation — 2.5%
Mohave County, AZ, Industrial Development
Authority, (Mohave Prison LLC), 8.00%, 5/1/25	$ 38,660	$ 42,245,715
New Jersey Economic Development Authority,
(School Facilities Construction), 5.25%, 9/1/26	19,440	19,398,398
New Jersey Economic Development Authority,
(School Facilities Construction), 5.75%, 9/1/23	10,000	10,545,900
North Carolina, Capital Improvement Limited
Obligation Bonds, 5.25%, 5/1/31	36,925	38,424,894
		$ 110,614,907

Nursing Home — 1.0%
Hillsborough County, FL, Industrial Development
Authority, (Tampa Bay Retirement Center),
8.00%, 6/1/25	$ 8,500	$ 7,347,315
Massachusetts Industrial Finance Agency,
(Age Institute of Massachusetts), 8.05%, 11/1/25	11,565	11,568,585
Mississippi Business Finance Corp., (Magnolia
Healthcare), 7.99%, 7/1/25	10,595	8,468,160
Montgomery County, PA, Industrial Development
Authority, (Advancement of Geriatric Health Care
Institute), 8.375%, 7/1/23	9,295	9,298,253
Orange County, FL, Health Facilities Authority,
(Westminster Community Care), 6.60%, 4/1/24	3,500	3,290,385
Orange County, FL, Health Facilities Authority,
(Westminster Community Care), 6.75%, 4/1/34	3,500	3,135,545
Westmoreland County, PA, Industrial Development
Authority, (Highland Health Systems, Inc.),
9.25%, 6/1/22	1,835	1,609,607
		$ 44,717,850

Other Revenue — 8.4%
Brooklyn, NY, Arena Local Development Corp.,
(Barclays Center), 0.00%, 7/15/32	$ 12,480	$ 3,055,728
Brooklyn, NY, Arena Local Development Corp.,
(Barclays Center), 0.00%, 7/15/33	21,365	4,792,170
Brooklyn, NY, Arena Local Development Corp.,
(Barclays Center), 0.00%, 7/15/34	12,345	2,560,476
Brooklyn, NY, Arena Local Development Corp.,
(Barclays Center), 0.00%, 7/15/35	5,470	1,035,799
Brooklyn, NY, Arena Local Development Corp.,
(Barclays Center), 6.00%, 7/15/30	12,735	12,324,169
Brooklyn, NY, Arena Local Development Corp.,
(Barclays Center), 6.25%, 7/15/40	14,295	13,882,446

	Principal Amount
Security	(000’s omitted)	Value

Other Revenue (continued)
Brooklyn, NY, Arena Local Development Corp.,
(Barclays Center), 6.375%, 7/15/43	$ 7,785	$ 7,684,340
Children’s Trust Fund, PR, Tobacco Settlement,
0.00%, 5/15/50	13,795	422,817
Children’s Trust Fund, PR, Tobacco Settlement,
0.00%, 5/15/55	5,210	77,785
Golden State Tobacco Securitization Corp., CA,
5.00%, 6/1/45	61,695	49,690,387
Golden State Tobacco Securitization Corp., CA,
5.75%, 6/1/47	33,100	22,107,490
Michigan Tobacco Settlement Finance Authority,
6.00%, 6/1/48	40,855	27,809,181
Michigan Tobacco Settlement Finance Authority,
6.875%, 6/1/42	27,650	24,207,851
New York, NY, Transitional Finance Authority,
(Building Aid), 4.50%, 1/15/38	25,535	22,544,852
Non-Profit Preferred Funding Trust, Various States,
4.47%, 9/15/37(5)	12,000	9,305,040
Non-Profit Preferred Funding Trust, Various States,
4.72%, 9/15/37(5)	19,000	14,081,470
Salt Verde Financial Corp., AZ, Senior Gas Revenue,
5.00%, 12/1/37	20,625	16,907,138
Seminole Tribe, FL, 5.25%, 10/1/27(5)	1,000	829,910
Seminole Tribe, FL, 5.75%, 10/1/22(5)	2,100	1,934,352
Texas Municipal Gas Acquisition and Supply Corp.,
5.625%, 12/15/17	54,075	57,113,474
Texas Municipal Gas Acquisition and Supply Corp.,
6.25%, 12/15/26	55,270	56,049,307
Tobacco Settlement Financing Corp., NJ,
5.00%, 6/1/41	32,000	19,384,640
Tobacco Settlement Financing Corp., VA,
5.00%, 6/1/47	13,070	7,586,743
Tobacco Settlement Revenue Management Authority,
SC, Escrowed to Maturity, 6.375%, 5/15/30	1,825	2,215,824
		$ 377,603,389

Senior Living / Life Care — 0.8%
Colorado Health Facilities Authority, (Covenant
Retirement Communities, Inc.), 5.00%, 12/1/35	$ 400	$ 318,444
Colorado Health Facilities Authority, (Evangelical
Lutheran Project), 5.25%, 6/1/36	750	666,705
Logan County, CO, Industrial Development, (TLC Care
Choices, Inc.), 6.875%, 12/1/23(11)	425	303,191
New Jersey Economic Development Authority,
(Forsgate), (AMT), 8.625%, 6/1/25(11)	9,345	5,940,990
North Miami, FL, Health Care Facilities Authority,
(Imperial Club), 6.125%, 1/1/42(11)	16,435	9,118,138
Plantation Health Facilities Authority, FL, (Covenant
Village of Florida), 5.125%, 12/1/22	1,750	1,665,247

10	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited) — continued

Principal Amount
Security	(000’s omitted)	Value

Senior Living / Life Care (continued)
Roseville, MN, Elder Care Facility, (Care Institute,
Inc. – Roseville), 7.75%, 11/1/23(12)	$ 7,915	$ 6,205,123
St. Paul, MN, Housing and Redevelopment Authority,
(Care Institute, Inc. – Highland),
8.75%, 11/1/24(12)	12,140	10,272,140
		$ 34,489,978

Special Tax Revenue — 2.4%

Covington Park, FL, Community Development
District, (Capital Improvements), 5.00%, 5/1/21	$ 200	$ 200,138
Dupree Lakes, FL, Community Development District,
5.00%, 5/1/12	150	141,440
Dupree Lakes, FL, Community Development District,
5.375%, 5/1/37	955	720,500
Dupree Lakes, FL, Community Development District,
6.83%, 11/1/15	480	459,552
Heritage Harbor South, FL, Community Development
District, (Capital Improvements), 6.20%, 5/1/35	630	569,659
Heritage Harbor South, FL, Community Development
District, (Capital Improvements), 6.50%, 5/1/34	455	410,428
Heritage Springs, FL, Community Development
District, 5.25%, 5/1/26	1,125	946,091
Massachusetts Bay Transportation Authority,
5.25%, 7/1/34	29,055	29,854,303
New River, FL, Community Development District,
(Capital Improvements), 5.00%, 5/1/13(1)	230	0
New River, FL, Community Development District,
(Capital Improvements), 5.35%, 5/1/38(1)	80	0
New River, FL, Community Development District,
(Capital Improvements), Series 2010A-1, 5.75%,
(0.00% to 11/1/12), 5/1/38	170	96,081
New River, FL, Community Development District,
(Capital Improvements), Series 2010A-2, 5.75%,
(0.00% to 11/1/14), 5/1/38	430	151,910
New River, FL, Community Development District,
(Capital Improvements), Series 2010B-1, 5.00%,
(0.00% to 11/1/12), 5/1/15	260	209,072
New River, FL, Community Development District,
(Capital Improvements), Series 2010B-2, 5.00%,
(0.00% to 11/1/13), 5/1/18	335	131,179
New York, NY, Transitional Finance Authority, Future
Tax Revenue, 5.25%, 2/1/30	41,570	43,467,670
North Springs, FL, Improvement District,
(Heron Bay), 5.20%, 5/1/27	1,060	780,118
Puerto Rico Sales Tax Financing Corp., 0.00%, 8/1/56	476,395	20,637,431
River Hall, FL, Community Development District,
(Capital Improvements), 5.45%, 5/1/36	2,210	1,109,044
Southern Hills Plantation I, FL, Community
Development District, 5.80%, 5/1/35	940	452,469

	Principal Amount
Security	(000’s omitted)	Value

Special Tax Revenue (continued)
Sterling Hill, FL, Community Development District,
6.20%, 5/1/35	$ 1,670	$ 1,413,271
University Square, FL, Community Development
District, 6.75%, 5/1/20	5,130	5,034,326
		$ 106,784,682

Student Loan — 0.6%
Iowa Student Loan Liquidity Corp., 5.25%, 12/1/22	$ 14,800	$ 14,900,344
Iowa Student Loan Liquidity Corp., 5.50%, 12/1/27	14,470	13,808,287
		$ 28,708,631

Transportation — 15.1%
Illinois Toll Highway Authority, 5.25%, 1/1/29(2)(4)	$ 18,160	$ 18,075,556
Illinois Toll Highway Authority, 5.25%, 1/1/30(2)(4)	18,180	18,028,561
Los Angeles, CA, Department of Airports,
(Los Angeles International Airport),
5.00%, 5/15/35(2)(4)	16,200	15,268,500
Metropolitan Transportation Authority, NY,
6.25%, 11/15/23	19,475	21,796,225
Miami-Dade County, FL, (Miami International
Airport), 5.00%, 10/1/41	28,455	24,978,084
Miami-Dade County, FL, (Miami International
Airport), 5.50%, 10/1/36	54,610	52,407,579
New Jersey Transportation Trust Fund Authority,
(Transportation System), 0.00%, 12/15/35	173,060	33,009,465
New Jersey Transportation Trust Fund Authority,
(Transportation System), 0.00%, 12/15/36	91,425	16,186,796
New Jersey Transportation Trust Fund Authority,
(Transportation System), 5.875%, 12/15/38	55,250	57,021,868
New Jersey Transportation Trust Fund Authority,
(Transportation System), 2008 Series A,
0.00%, 12/15/38	168,580	25,875,344
New Jersey Transportation Trust Fund Authority,
(Transportation System), 2009 Series A,
0.00%, 12/15/38	108,655	16,632,907
North Texas Tollway Authority, 5.75%, 1/1/38	66,265	61,654,281
Orlando-Orange County, FL, Expressway Authority,
5.00%, 7/1/35	15,000	13,850,100
Orlando-Orange County, FL, Expressway Authority,
5.00%, 7/1/40	19,740	17,834,300
Pennsylvania Turnpike Commission, 5.25%, 6/1/39	8,305	7,827,629
Pennsylvania Turnpike Commission, 5.35%, (0.00%
until 12/1/15), 12/1/30	13,010	9,311,387
Pennsylvania Turnpike Commission, 5.45%, (0.00%
until 12/1/15), 12/1/35	12,125	8,036,086
Pennsylvania Turnpike Commission, 5.50%, 12/1/41	4,980	4,857,143
Pennsylvania Turnpike Commission, 6.00%, (0.00%
until 12/1/15), 12/1/34	25,000	19,081,250

11	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Portfolio of Investments (Unaudited) — continued

Principal Amount
Security	(000’s omitted)	Value

Transportation (continued)
Port Authority of New York and New Jersey,
5.25%, 7/15/36	$ 23,465	$ 23,614,941
Port Authority of New York and New Jersey, (AMT),
4.75%, 4/15/37(2)	80,490	73,376,294
Port Authority of New York and New Jersey, (AMT),
4.75%, 4/15/37	20,770	18,934,348
Port Authority of New York and New Jersey, (AMT),
5.25%, 9/15/23(2)	28,890	29,305,727
Texas Private Activity Bond Surface Transportation
Corp., (LBJ Express Managed Lanes Project),
7.00%, 6/30/34	29,200	30,015,264
Texas Private Activity Bond Surface Transportation
Corp., (North Tarrant Express Managed Lanes
Project), 6.875%, 12/31/39	24,110	24,698,043
Triborough Bridge and Tunnel Authority, NY,
5.25%, 11/15/34(2)	38,980	39,404,492
Walker Field Public Airport Authority, CO,
4.75%, 12/1/27	360	317,822
		$ 681,399,992

Water and Sewer — 3.2%
Johnson County, KS, Water District No. 1,
3.25%, 12/1/30	$ 750	$ 608,452
King County, WA, Sewer Revenue, 5.00%, 1/1/45(2)	30,000	28,477,200
Massachusetts Water Resources Authority,
4.00%, 8/1/46	27,455	21,919,523
Metropolitan Water District of Southern California,
(Waterworks Revenue Authorization),
5.00%, 7/1/37(2)	34,800	34,570,668
New York, NY, Municipal Water Finance Authority,
(Water and Sewer System), 5.75%, 6/15/40(2)	42,030	44,421,507
Oklahoma Water Resources Board, 5.25%, 4/1/36(6)	14,165	14,649,443
		$ 144,646,793

Total Tax-Exempt Investments — 114.3%
(identified cost $5,652,557,090)		$5,141,061,378

Other Assets, Less Liabilities — (14.3)%		$ (644,121,385)

Net Assets — 100.0%		$4,496,939,993

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC	-	Assured Guaranty Corp.
AGM	-	Assured Guaranty Municipal Corp.
AMBAC	-	AMBAC Financial Group, Inc.
AMT	-	Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.
BHAC	-	Berkshire Hathaway Assurance Corp.

CIFG	-	CIFG Assurance North America, Inc.
FGIC	-	Financial Guaranty Insurance Company
FHA	-	Federal Housing Administration
MFMR	-	Multi-Family Mortgage Revenue
NPFG	-	National Public Finance Guaranty Corp.
PSF	-	Permanent School Fund
XLCA	-	XL Capital Assurance, Inc.

At March 31, 2011, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

New York	18.8%
Texas	18.3%
California	16.5%
Florida	10.7%
Others, representing less than 10% individually	50.0%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at March 31, 2011, 31.2% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.1% to 9.7% of total investments.

(1)	Defaulted bond.
(2)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).
(3)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(4)	Security (or a portion thereof) has been pledged as collateral for inverse floating-rate security transactions. The aggregate value of such collateral is $40,699,302.
(5)	Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At March 31, 2011, the aggregate value of these securities is $34,919,207 or 0.8% of the Fund’s net assets.
(6)	When-issued security.
(7)	Variable rate security. The stated interest rate represents the rate in effect at March 31, 2011.
(8)	Security is subject to a shortfall agreement which may require the Fund to pay amounts to a counterparty in the event of a significant decline in the market value of the security underlying the inverse floater. In case of a shortfall, the maximum potential amount of payments the Fund could ultimately be required to make under the agreement is $27,760,000.
However, such shortfall payment would be reduced by the proceeds from the sale of the security underlying the inverse floater.
(9)	Security has been issued as a leveraged inverse floater bond. The stated interest rate represents the rate in effect at March 31, 2011.
(10)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.
(11)	Security is in default and making only partial interest payments.
(12)	Security is in default with respect to scheduled principal payments.

12	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Statement of Assets and Liabilities (Unaudited)

Assets	March 31, 2011
Investments, at value (identified cost, $5,652,557,090)	$ 5,141,061,378
Cash	18,000,561
Interest receivable	75,134,417
Receivable for investments sold	25,169,665
Receivable for Fund shares sold	46,425,463
Receivable for variation margin on open financial futures contracts	468,751
Total assets	$ 5,306,260,235

Liabilities
Payable for floating rate notes issued	$ 743,398,000
Payable for investments purchased	10,344,742
Payable for when-issued securities	22,023,380
Payable for Fund shares redeemed	19,990,747
Distributions payable	8,088,396
Payable to affiliates:
Investment adviser fee	1,393,418
Distribution and service fees	1,510,006
Interest expense and fees payable	1,826,949
Accrued expenses	744,604
Total liabilities	$ 809,320,242
Net Assets	$ 4,496,939,993

Sources of Net Assets
Paid-in capital	$ 6,010,743,631
Accumulated net realized loss	(1,010,061,675)
Accumulated undistributed net investment income	14,065,681
Net unrealized depreciation	(517,807,644)
Net Assets	$ 4,496,939,993

Class A Shares
Net Assets	$ 2,819,877,216
Shares Outstanding	326,020,912
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 8.65
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$ 9.08

Class B Shares
Net Assets	$ 123,313,336
Shares Outstanding	14,256,830
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 8.65

Class C Shares
Net Assets	$ 916,812,508
Shares Outstanding	105,997,377
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 8.65

Class I Shares
Net Assets	$ 636,936,933
Shares Outstanding	73,623,898
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 8.65

On sales of $25,000 or more, the offering price of Class A shares is reduced.

* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

13	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Statement of Operations (Unaudited)

Six Months Ended
Investment Income	March 31, 2011
Interest	$ 171,880,133
Total investment income	$ 171,880,133

Expenses
Investment adviser fee	$ 8,932,315
Distribution and service fees
Class A	4,122,995
Class B	707,817
Class C	5,374,271
Trustees’ fees and expenses	25,250
Custodian fee	457,861
Transfer and dividend disbursing agent fees	1,008,098
Legal and accounting services	120,960
Printing and postage	110,964
Registration fees	74,567
Interest expense and fees	3,621,428
Miscellaneous	73,763
Total expenses	$ 24,630,289
Deduct —
Reduction of custodian fee	$ 12,130
Total expense reductions	$ 12,130

Net expenses	$ 24,618,159

Net investment income	$ 147,261,974

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	(123,086,423)
Financial futures contracts	4,493,762
Net realized loss	(118,592,661)
Change in unrealized appreciation (depreciation) —
Investments	(666,569,639)
Financial futures contracts	(6,972,475)
Net change in unrealized appreciation (depreciation)	(673,542,114)

Net realized and unrealized loss	$(792,134,775)

Net decrease in net assets from operations	$(644,872,801)

14	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Statements of Changes in Net Assets

	Six Months Ended
	March 31, 2011	Year Ended
Increase (Decrease) in Net Assets	(Unaudited)	September 30, 2010
From operations —
Net investment income	$ 147,261,974	$ 314,810,409
Net realized loss from investment transactions and financial futures contracts	(118,592,661)	(60,093,272)
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	(673,542,114)	17,956,949
Net increase (decrease) in net assets from operations	$ (644,872,801)	$ 272,674,086
Distributions to shareholders —
From net investment income
Class A	$ (97,015,180)	$ (223,700,388)
Class B	(3,639,608)	(7,762,276)
Class C	(27,572,442)	(59,989,046)
Class I	(15,365,397)	(22,838,010)
Total distributions to shareholders	$ (143,592,627)	$ (314,289,720)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 178,814,199	$ 426,903,819
Class B	3,188,286	12,143,150
Class C	57,095,004	173,361,315
Class I	374,793,455	459,897,527
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	62,003,875	141,582,334
Class B	2,110,780	4,485,376
Class C	15,464,960	34,536,215
Class I	9,128,488	11,535,939
Cost of shares redeemed
Class A	(1,010,210,681)	(1,375,788,303)
Class B	(23,342,524)	(24,408,108)
Class C	(286,160,455)	(287,203,298)
Class I	(198,386,786)	(176,143,473)
Issued in connection with tax-free reorganization (see Note 12)
Class A	136,400,615	—
Class B	9,054,285	—
Class C	19,798,202	—
Net asset value of shares exchanged
Class A	6,424,065	9,783,348
Class B	(6,424,065)	(9,783,348)
Net decrease in net assets from Fund share transactions	$ (650,248,297)	$ (599,097,507)

Net decrease in net assets	$(1,438,713,725)	$ (640,713,141)

Net Assets
At beginning of period	$ 5,935,653,718	$ 6,576,366,859
At end of period	$ 4,496,939,993	$ 5,935,653,718

Accumulated undistributed net investment income
included in net assets
At end of period	$ 14,065,681	$ 10,396,334

15	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Statement of Cash Flows (Unaudited)

Six Months Ended
March 31, 2011
Cash Flows From Operating Activities	(Unaudited)

Net decrease in net assets from operations	$ (644,872,801)
Adjustments to reconcile net decrease in net assets from operations to net cash provided by operating activities:
Investments purchased	(487,089,117)
Investments sold	1,509,850,256
Net amortization/accretion of premium (discount)	(29,388,710)
Decrease in interest receivable	17,402,779
Increase in receivable for investments sold	(8,544,596)
Increase in receivable for variation margin on open financial futures contracts	(468,751)
Decrease in payable for variation margin on open financial futures contracts	(62,500)
Increase in payable for investments purchased	10,344,742
Decrease in payable for when-issued securities	(4,518,698)
Decrease in payable to affiliate for investment adviser fee	(252,972)
Decrease in payable to affiliate for distribution and service fees	(503,977)
Decrease in interest expense and fees payable	(530,014)
Decrease in accrued expenses	(466,495)
Net change in unrealized (appreciation) depreciation from investments	666,569,639
Net realized loss on investments	123,086,423
Net cash provided by operating activities	$ 1,150,555,208

Cash Flows From Financing Activities
Proceeds from Fund shares sold	$ 576,295,630
Fund shares redeemed	(1,516,018,817)
Cash distributions paid, net of reinvestments	(56,775,015)
Repayments of secured borrowings	(175,440,000)
Cash acquired in connection with tax free reorganization (see Note 12)	3,741,683
Net cash used in financing activities	$(1,168,196,519)

Net decrease in cash	$ (17,641,311)

Cash at beginning of period	$ 35,641,872

Cash at end of period	$ 18,000,561

Supplemental disclosure of cash flow information:
Noncash financing activities not included herein consist of:
Reinvestment of dividends and distributions	$ 88,708,103
Issuance of Fund shares in connection with tax-free reorganization (see Note 12)	$ 165,253,102
Noncash operating activities not included herein consist of:
Acquisition of net assets in connection with tax-free reorganization (see Note 12), less cash acquired	$ 161,511,419
Cash paid for interest and fees	$ 4,151,442

16	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Financial Highlights

	Class A
	Six Months Ended		Year Ended September 30,
	March 31, 2011
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 10.020	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$ 11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.275	$ 0.527	$ 0.527	$ 0.533	$ 0.521	$ 0.565
Net realized and unrealized gain (loss)	(1.377)	(0.022)	0.984	(2.431)	(0.290)	0.478
Total income (loss) from operations	$ (1.102)	$ 0.505	$ 1.511	$ (1.898)	$ 0.231	$ 1.043

Less Distributions
From net investment income	$ (0.268)	$ (0.525)	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)
Total distributions	$ (0.268)	$ (0.525)	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)
Net asset value — End of period	$ 8.650	$ 10.020	$ 10.040	$ 9.060	$ 11.490	$ 11.780

Total Return(2)	(11.08)%(3)	5.36%	17.97%	(17.03)%	1.95%	9.50%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$2,819,877	$3,971,060	$4,811,295	$3,987,956	$4,647,177	$3,259,363
Ratios (as a percentage of average daily net
assets):
Expenses excluding interest and fees	0.69%(4)	0.67%	0.70%	0.64%	0.64%(5)	0.72%
Interest and fee expense(6)	0.14%(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee
reduction	0.83%(4)	0.80%	0.93%	1.10%	1.26%(5)	1.33%
Expenses after custodian fee reduction
excluding interest and fees	0.69%(4)	0.67%	0.70%	0.63%	0.63%(5)	0.71%
Net investment income	6.04%(4)	5.45%	6.22%	5.00%	4.44%	4.93%
Portfolio Turnover	8%(3)	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

17	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Financial Highlights — continued

	Class B
	Six Months Ended		Year Ended September 30,
	March 31, 2011
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 10.020	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.241	$ 0.455	$ 0.464	$ 0.454	$ 0.434	$ 0.478
Net realized and unrealized gain (loss)	(1.377)	(0.029)	0.992	(2.435)	(0.290)	0.480
Total income (loss) from operations	$ (1.136)	$ 0.426	$ 1.456	$ (1.981)	$ 0.144	$ 0.958

Less Distributions
From net investment income	$ (0.234)	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)
Total distributions	$ (0.234)	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)
Net asset value — End of period	$ 8.650	$ 10.020	$ 10.050	$ 9.060	$ 11.490	$ 11.780

Total Return(2)	(11.41)%(3)	4.51%	17.18%	(17.69)%	1.20%	8.69%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$123,313	$160,946	$179,657	$138,052	$173,176	$140,593
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.44%(4)	1.42%	1.45%	1.39%	1.39%(5)	1.47%
Interest and fee expense(6)	0.14%(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee reduction	1.58%(4)	1.55%	1.68%	1.85%	2.01%(5)	2.08%
Expenses after custodian fee reduction excluding
interest and fees	1.44%(4)	1.42%	1.45%	1.38%	1.38%(5)	1.46%
Net investment income	5.30%(4)	4.70%	5.48%	4.25%	3.69%	4.17%
Portfolio Turnover	8%(3)	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

18	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Financial Highlights — continued

	Class C
	Six Months Ended		Year Ended September 30,
	March 31, 2011
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 10.020	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.241	$ 0.455	$ 0.464	$ 0.453	$ 0.431	$ 0.480
Net realized and unrealized gain (loss)	(1.377)	(0.029)	0.992	(2.434)	(0.287)	0.478
Total income (loss) from operations	$ (1.136)	$ 0.426	$ 1.456	$ (1.981)	$ 0.144	$ 0.958

Less Distributions
From net investment income	$ (0.234)	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)
Total distributions	$ (0.234)	$ (0.456)	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)
Net asset value — End of period	$ 8.650	$ 10.020	$ 10.050	$ 9.060	$ 11.490	$ 11.780

Total Return(2)	(11.41)%(3)	4.51%	17.18%	(17.69)%	1.20%	8.69%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$916,813	$1,281,278	$1,367,785	$1,143,256	$1,334,054	$783,143
Ratios (as a percentage of average daily net
assets):
Expenses excluding interest and fees	1.44%(4)	1.42%	1.45%	1.39%	1.39%(5)	1.47%
Interest and fee expense(6)	0.14%(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee reduction	1.58%(4)	1.55%	1.68%	1.85%	2.01%(5)	2.08%
Expenses after custodian fee reduction
excluding interest and fees	1.44%(4)	1.42%	1.45%	1.38%	1.38%(5)	1.46%
Net investment income	5.29%(4)	4.70%	5.46%	4.25%	3.68%	4.18%
Portfolio Turnover	8%(3)	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Not annualized.
(4)	Annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

19	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Financial Highlights — continued

	Class I
	Six Months Ended		Year Ended September 30,
	March 31, 2011
	(Unaudited)	2010	2009	2008	2007	2006
Net asset value — Beginning of period	$ 10.020	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$11.270

Income (Loss) From Operations
Net investment income(1)	$ 0.283	$ 0.552	$ 0.550	$ 0.559	$ 0.549	$ 0.601
Net realized and unrealized gain (loss)	(1.374)	(0.024)	0.983	(2.429)	(0.289)	0.471
Total income (loss) from operations	$ (1.091)	$ 0.528	$ 1.533	$ (1.870)	$ 0.260	$ 1.072

Less Distributions
From net investment income	$ (0.279)	$ (0.548)	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)
Total distributions	$ (0.279)	$ (0.548)	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)
Net asset value — End of period	$ 8.650	$ 10.020	$ 10.040	$ 9.060	$ 11.490	$11.780

Total Return(2)	(10.97)%(3)	5.61%	18.28%	(16.81)%	2.20%	9.77%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$636,937	$522,370	$217,630	$144,692	$139,301	$82,723
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.43%(4)	0.42%	0.44%	0.40%	0.39%(5)	0.47%
Interest and fee expense(6)	0.14%(4)	0.13%	0.23%	0.46%	0.62%	0.61%
Total expenses before custodian fee reduction	0.57%(4)	0.55%	0.67%	0.86%	1.01%(5)	1.08%
Expenses after custodian fee reduction excluding
interest and fees	0.43%(4)	0.42%	0.44%	0.39%	0.38%(5)	0.46%
Net investment income	6.26%(4)	5.70%	6.47%	5.26%	4.68%	5.22%
Portfolio Turnover	8%(3)	20%	46%	64%	65%	58%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)	Not annualized.
(4)	Annualized.
(5)	The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

20	See Notes to Financial Statements.

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited)

1 Significant Accounting Policies

Eaton Vance National Municipal Income Fund (the Fund) is a diversified series of Eaton Vance Municipals Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund seeks to provide current income exempt from regular federal income tax. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares automatically convert to Class A shares eight years after their purchase as described in the Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations provided by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap rates provided by electronic data services or by broker/dealers. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. The Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by the Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At September 30, 2010, the Fund, for federal income tax purposes, had a capital loss carryforward of $843,644,167 which will reduce its taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Such capital loss carryforward will expire on September 30, 2011 ($211,449), September 30, 2012 ($1,936,962), September 30, 2013 ($2,604,551), September 30, 2014 ($52,732), September 30, 2015 ($314,591), September 30, 2016 ($48,228,662), September 30, 2017 ($791,986) and September 30, 2018 ($789,503,234).

Additionally, at September 30, 2010, the Fund had net capital losses of $63,068,076, attributable to security transactions incurred after October 31, 2009. These net capital losses are treated as arising on the first day of the Fund’s taxable year ending September 30, 2011.

As of March 31, 2011, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Fund’s federal tax returns filed in the 3-year period ended September 30, 2010 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited) — continued

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Fund may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby the Fund may sell a variable or fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a bond into the SPV with the same CUSIP number as the bond sold to the broker by the Fund, and which may have been, but is not required to be, the bond purchased from the Fund (the Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by the Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to generally tender their notes at par, and (2) to have the broker transfer the Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would generally pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Fund accounts for the transaction described above as a secured borrowing by including the Bond in its Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in its Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to the Fund’s liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying Bond, bankruptcy of or payment failure by the issuer of the underlying Bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At March 31, 2011, the amount of the Fund’s Floating Rate Notes outstanding and the related collateral were $743,398,000 and $994,401,649, respectively. The range of interest rates on Floating Rate Notes outstanding at March 31, 2011 was 0.25% to 0.40%. For the six months ended March 31, 2011, the Fund’s average Floating Rate Notes outstanding and the average interest rate including fees were $852,885,445 and 0.85% (annualized), respectively.

The Fund may enter into shortfall and forbearance agreements with the broker by which the Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Fund had no shortfalls as of March 31, 2011.

The Fund may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Fund’s investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Fund’s investment policies do not allow the Fund to borrow money except as permitted by the 1940 Act. Management believes that the Fund’s restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Fund’s Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Fund’s restrictions apply. Inverse Floaters held by the Fund are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Fund may enter into financial futures contracts. Upon entering into a financial futures contract, the Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited) — continued

payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K Interest Rate Swaps — Pursuant to interest rate swap agreements, the Fund makes periodic payments at a fixed interest rate and, in exchange, receives payments based on the interest rate of a benchmark industry index. During the term of the outstanding swap agreement, changes in the underlying value of the swap are recorded as unrealized gains or losses. The value of the swap is determined by changes in the relationship between two rates of interest. The Fund is exposed to credit loss in the event of non-performance by the swap counterparty. Risk may also arise from movements in interest rates.

L When-Issued Securities and Delayed Delivery Transactions — The Fund may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Fund maintains security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

M Statement of Cash Flows — The cash amount shown in the Statement of Cash Flows of the Fund is the amount included in the Fund’s Statement of Assets and Liabilities and represents the cash on hand at its custodian and does not include any short-term investments.

N Interim Financial Statements — The interim financial statements relating to March 31, 2011 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Fund’s management, reflect all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2 Distributions to Shareholders

The net investment income of the Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to the Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual Asset	Daily Income
Daily Net Assets	Rate	Rate

Up to $500 million	0.300%	3.00%
$500 million up to $1billion	0.275	2.75
$1 billion up to $1.5 billion	0.250	2.50
$1.5 billion up to $2 billion	0.225	2.25
$2 billion up to $3 billion	0.200	2.00
$3 billion and over	0.175	1.75

For the six months ended March 31, 2011, the investment adviser fee amounted to $8,932,315, representing 0.36% (annualized) of the Fund’s average daily net assets.

EVM serves as the administrator of the Fund, but receives no compensation. EVM serves as the sub-transfer agent of the Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the six months ended March 31, 2011, EVM earned $43,368 in sub-transfer agent fees. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM

Eaton Vance
National Municipal Income Fund
March 31, 2011

Notes to Financial Statements (Unaudited) — continued

and the Fund’s principal underwriter, received $248,085 as its portion of the sales charge on sales of Class A shares for the six months ended March 31, 2011. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5).

Except for Trustees of the Fund who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Fund out of the investment adviser fee. Trustees of the Fund who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended March 31, 2011, no significant amounts have been deferred. Certain officers and Trustees of the Fund are officers of the above organizations.

4 Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the six months ended March 31, 2011 amounted to $4,122,995 for Class A shares. The Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class B and Class C Plans, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the Fund. The Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 5% and 6.25% of the aggregate amount received by the Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the six months ended March 31, 2011, the Fund paid or accrued to EVD $530,863 and $4,030,703 for Class B and Class C shares, respectively, representing 0.75% (annualized) of the average daily net assets for Class B and Class C shares. At March 31, 2011, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately $6,146,000 and $150,902,000, respectively. Pursuant to the Class B and Class C Plans, the Fund also makes payments of service fees to financial intermediaries and other persons in amounts equal to 0.25% per annum of the average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the six months ended March 31, 2011 amounted to $176,954 and $1,343,568 for Class B and Class C shares, respectively.

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under the Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to the Fund. For the six months ended March 31, 2011, the Fund was informed that EVD received approximately $171,000, $227,000 and $94,000 of CDSCs paid by Class A, Class B and Class C shareholders, respectively.

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $487,089,117 and $1,509,850,256, respectively, for the six months ended March 31, 2011.

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited) — continued

7 Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value).

Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

	Six Months Ended
	March 31, 2011	Year Ended
Class A	(Unaudited)	September 30, 2010

Sales	19,814,550	44,116,690
Issued to shareholders electing to receive payments of distributions in Fund shares	6,861,301	14,662,388
Redemptions	(111,692,179)	(142,351,480)
Issued in connection with tax-free reorganizations (see Note 12)	13,852,841	—
Exchange from Class B shares	707,514	1,010,806

Net decrease	(70,455,973)	(82,561,596)

	Six Months Ended
	March 31, 2011	Year Ended
Class B	(Unaudited)	September 30, 2010

Sales	347,188	1,255,695
Issued to shareholders electing to receive payments of distributions in Fund shares	234,049	464,294
Redemptions	(2,605,987)	(2,521,264)
Issued in connection with tax-free reorganizations (see Note 12)	919,553	—
Exchange to Class A shares	(707,102)	(1,010,434)

Net decrease	(1,812,299)	(1,811,709)

	Six Months Ended
	March 31, 2011	Year Ended
Class C	(Unaudited)	September 30, 2010

Sales	6,237,205	17,907,249
Issued to shareholders electing to receive payments of distributions in Fund shares	1,711,976	3,574,852
Redemptions	(31,888,187)	(29,688,905)
Issued in connection with tax-free reorganizations (see Note 12)	2,010,705	—

Net decrease	(21,928,301)	(8,206,804)

	Six Months Ended
	March 31, 2011	Year Ended
Class I	(Unaudited)	September 30, 2010

Sales	42,524,031	47,525,262
Issued to shareholders electing to receive payments of distributions in Fund shares	1,018,690	1,190,019
Redemptions	(22,065,661)	(18,234,677)

Net increase	21,477,060	30,480,604

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited) — continued

8 Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Fund at March 31, 2011, as determined on a federal income tax basis, were as follows:

Aggregate cost	$4,886,374,460
Gross unrealized appreciation	$ 66,280,739
Gross unrealized depreciation	(554,991,821)
Net unrealized depreciation	$ (488,711,082)

9 Line of Credit

The Fund participates with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Fund solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Fund, it may be unable to borrow some or all of its requested amounts at any particular time. The Fund did not have any significant borrowings or allocated fees during the six months ended March 31, 2011.

10 Financial Instruments

The Fund may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at March 31, 2011 is as follows:

Futures Contracts

					Net
			Aggregate		Unrealized
Expiration Date	Contracts	Position	Cost	Value	Depreciation

6/11	5,000 U.S. 10-Year Treasury Note	Short	$(593,849,690)	$(595,156,250)	$(1,306,560)
6/11	6,000 U.S. 30-Year Treasury Bond	Short	(716,119,628)	(721,125,000)	(5,005,372)

					$(6,311,932)

At March 31, 2011, the Fund had sufficient cash and/or securities to cover commitments under these contracts.

The Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Fund holds fixed-rate bonds, the value of these bonds may decrease if interest rates rise. The Fund purchases and sells U.S. Treasury futures contracts to hedge against changes in interest rates.

The fair value of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at March 31, 2011 was as follows:

	Fair Value
	Asset Derivative	Liability Derivative
Futures Contracts(1)	$ —	$(6,311,932)
Total	$ —	$(6,311,932)

(1)	Amount represents cumulative unrealized depreciation on futures contracts in the Futures Contracts table above. Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited) — continued

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the six months ended March 31, 2011 was as follows:

	Realized Gain (Loss)	Change in Unrealized
	on Derivatives Recognized	Appreciation (Depreciation) on
Derivative	in Income(1)	Derivatives Recognized in Income(2)

Futures Contracts	$4,493,762	$(6,972,475)

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts.
(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts.

The average notional amount of futures contracts outstanding during the six months ended March 31, 2011, which is indicative of the volume of this derivative type, was approximately $542,857,000.

11 Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments
  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At March 31, 2011, the hierarchy of inputs used in valuing the Fund’s investments, which are carried at value, were as follows:

Asset Description	Level 1	Level 2	Level 3	Total
Tax-Exempt Investments	$ —	$5,141,061,378	$ —	$5,141,061,378
Total Investments	$ —	$5,141,061,378	$ —	$5,141,061,378
Liability Description
Futures Contracts	$(6,311,932)	$ —	$ —	$ (6,311,932)
Total	$(6,311,932)	$ —	$ —	$ (6,311,932)

The Fund held no investments or other financial instruments as of September 30, 2010 whose fair value was determined using Level 3 inputs. At March 31, 2011, the value of investments transferred between Level 1 and Level 2, if any, during the six months then ended was not significant.

12 Reorganizations

As of the close of business on November 5, 2010, the Fund acquired the net assets of Eaton Vance Colorado Municipal Income Fund (Colorado Fund), Eaton Vance Kansas Municipal Income Fund (Kansas Fund), Eaton Vance Louisiana Municipal Income Fund (Louisiana Fund) and Eaton Vance Insured Municipal Income Fund (Insured Municipal Fund) pursuant to a plan of reorganization approved by the shareholders of Colorado Fund, Kansas Fund,

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited) — continued

Louisiana Fund and Insured Municipal Fund, respectively. The purpose of the transaction was to combine five funds managed by BMR with substantially similar investment objectives and policies. The acquisitions were accomplished by a tax-free exchange of shares of Class A, Class B and Class C of the Fund for shares of Class A, Class B and Class C of Colorado Fund, Kansas Fund, Louisiana Fund and Insured Municipal Fund, respectively, each outstanding on November 5, 2010 as follows:

		Colorado Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets

Class A	3,247,499	3,558,048	$31,976,171
Class B	94,115	94,725	926,689
Class C	37,987	38,180	374,031
Total			$33,276,891

		Kansas Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets

Class A	2,596,155	2,627,740	$25,562,779
Class B	158,464	161,804	1,560,296
Class C	491,031	500,782	4,834,892
Total			$31,957,967

		Louisiana Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets

Class A	3,349,857	3,470,731	$32,984,036
Class B	125,510	123,006	1,235,824
Class C	186,853	182,877	1,839,824
Total			$36,059,684

		Insured Municipal Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets

Class A	4,659,330	4,490,831	$45,877,629
Class B	541,464	527,252	5,331,476
Class C	1,294,834	1,260,396	12,749,455
Total			$63,958,560

The investment portfolios of Colorado Fund, Kansas Fund, Louisiana Fund and Insured Municipal Fund, with a fair value of $30,622,881, $31,607,779, $35,585,159 and $64,165,026, respectively, and identified cost of $29,839,329, $30,716,468, $34,256,112 and $59,929,201, respectively, were the principal assets acquired by the Fund. For financial reporting purposes, assets received and shares issued by the Fund were recorded at fair value; however, the identified cost of the investments received from Colorado Fund, Kansas Fund, Louisiana Fund and Insured Municipal Fund were carried forward to align ongoing reporting of the Fund’s realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. The aggregate net assets of the Fund immediately before the acquisition were $5,770,396,398. The net assets of Colorado Fund, Kansas Fund, Louisiana

Eaton Vance National Municipal Income Fund March 31, 2011

Notes to Financial Statements (Unaudited) — continued

Fund and Insured Municipal Fund at that date of $33,276,891, $31,957,967, $36,059,684 and $63,958,560, respectively, including $3,085,526, $3,215,307, $2,499,092 and $4,257,813 of accumulated net realized losses, respectively, and $783,552, $891,311, $1,329,047 and $4,235,825 of unrealized appreciation, respectively, were combined with those of the Fund, resulting in combined net assets of $5,935,649,500.

Assuming the acquisition had been completed on October 1, 2010, the beginning of the Fund’s annual reporting period, the Fund’s pro forma results of operations for the six months ended March 31, 2011 are as follows:

Net investment income	$ 147,962,698
Net realized loss	(118,201,661)
Net decrease in net assets from operations	$(646,247,727)

Because the combined investment portfolios have been managed as a single integrated portfolio since the acquisition was completed, it is not practicable to separate the amounts of revenue and earnings of Colorado Fund, Kansas Fund, Louisiana Fund and Insured Municipal Fund that have been included in the Fund’s Statement of Operations since November 5, 2010.

In March 2011, the Trustees of the Fund approved an Agreement and Plan of Reorganization whereby the Fund would acquire substantially all the assets and assume substantially all the liabilities of Eaton Vance Michigan Municipal Income Fund and Eaton Vance Rhode Island Municipal Income Fund (collectively, the Acquired Funds) in exchange for shares of the Fund. The proposed reorganization is subject to approval by shareholders of each Acquired Fund.

Eaton Vance National Municipal Income Fund March 31, 2011 Officers and Trustees Officers of Eaton Vance National Municipal Income Fund

Thomas M. Metzold	Maureen A. Gemma
President	Vice President, Secretary and Chief Legal Officer
Payson F. Swaffield	Paul M. O’Neil
Vice President	Chief Compliance Officer
Barbara E. Campbell
Treasurer

Trustees of Eaton Vance National Municipal Income Fund

Ralph F. Verni	William H. Park
Chairman	Ronald A. Pearlman
Benjamin C. Esty	Helen Frame Peters
Thomas E. Faust Jr. *	Lynn A. Stout
Allen R. Freedman

* Interested Trustee

Eaton Vance National Municipal Income Fund March 31, 2011

IMPORTANT NOTICES

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (Privacy Policy) with respect to nonpublic personal information about its customers:

  Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.
  None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.
  Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.
  We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc. Our Privacy Policy only applies to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e. fund shares) is held in the name of a third-party financial adviser/ broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio (if applicable) will file a schedule of its portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

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Investment Adviser	Custodian
Boston Management and Research	State Street Bank and Trust Company
Two International Place	200 Clarendon Street
Boston, MA 02110	Boston, MA 02116

Administrator	Transfer Agent
Eaton Vance Management	BNY Mellon Investment Servicing (US) Inc.
Two International Place	Attn: Eaton Vance Funds
Boston, MA 02110	P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122
Principal Underwriter*
Eaton Vance Distributors, Inc.
Two International Place	Fund Offices
Boston, MA 02110	Two International Place
(617) 482-8260	Boston, MA 02110

*	FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry
Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at
www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

448-5/11	HMSRC